EXHIBIT 10.3

FIRST AMENDMENT

TO

AGREEMENT AND PLAN OF MERGER

THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “Amendment”), dated as of January 28, 2022, is entered into among New England Cannabis Corporation, Inc., a Massachusetts corporation (the “Company”), Kenneth V. Stevens, an individual residing in the Commonwealth of Massachusetts (the “Shareholder”), 4Front Ventures Corp., a corporation amalgamated under the Laws of the Province of British Columbia, Canada (“4Front”), and 4Front NECC Acquisition Co., a Massachusetts corporation (“Merger Sub”). All initially capitalized terms used but not defined in this Amendment shall have the meanings assigned to such terms in the Merger Agreement (as defined below).

BACKGROUND

WHEREAS, on October 6, 2021, the parties entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, 4Front agreed to acquire the Company via a merger of the Company with and into Merger Sub, with Merger Sub surviving the merger on the terms and subject to the conditions set forth in the Merger Agreement; and

WHEREAS, the parties desire to amend the Merger Agreement, as set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Amendments to the Merger Agreement.

(a)       Article I (Definitions) shall be amended to include the following new defined term:

“Brighton Distribution Agreement” means that certain Distribution and Contribution Agreement, dated as of January 27, 2022, by and among the Company, the Shareholder, Deborah Stevens and Debken Corp., a Massachusetts corporation.

(b)       Section 2.03 (Merger Consideration) of the Merger Agreement is hereby deleted and replaced in its entirety with the following:

“Section 2.03 Merger Consideration. The consideration for the Merger shall be as follows (collectively, the “Merger Consideration”):

(a)       cash in the amount of (i) Nine Million Dollars ($9,000,000.00 USD), minus (ii) the amount outstanding under the Stevens Note as of the Closing Date, as evidenced by a payoff letter provided by the Shareholder to 4Front prior to the Closing plus (iii) the amount of all operational expenses of the Company incurred subsequent to January 25, 2022 and agreed to between the Shareholder and 4Front (the amount calculated by items (i), (ii), and (iii), collectively, the “Closing Date Payment”); and

(c)       Thirty Million Dollars ($30,000,000.00 USD), payable by 4Front in the form of 28,571,428 Class A Subordinate Voting Shares (the “Consideration Shares”) in the capital of 4Front (the “4Front Shares”), with a deemed value of One Dollar and Five Cents ($1.05 USD) per share.”

(c)       Section 2.14 (Adjustment of Inventory Payment Amount) of the Merger Agreement is hereby deleted in its entirety.

(d)       Section 2.04(b)(ii) of the Merger Agreement is hereby deleted and replaced in its entirety with:

“(ii) [intentionally omitted;]”

(e)       The words “the Seller Note (if applicable)” in Section 2.09(d) of the Merger Agreement are hereby deleted.

(f)       Article V (Covenants) of the Merger Agreement is hereby amended by inserting Section 5.14 as follows:

“Section 5.14 Prepaid Expenses. In the event that the Surviving Corporation receives a refund or reimbursement from any insurance company, vendor or service provider for any prepaid insurance premiums or other expenses paid by the Company (or by the Shareholder on behalf of the Company, so long as the Shareholder has provided written documentation pertaining to such prepaid expenses to 4Front) prior to the Closing, the Surviving Corporation shall, and 4Front shall cause the Surviving Corporation to, remit such refund or reimbursement to the Shareholder within ten (10) days of receipt of the same.”

(g)       Section 6.03 (Tax Indemnification) of the Merger Agreement is hereby deleted and replaced in its entirety with the following:

“Tax Indemnification. The Shareholder shall indemnify the Company, 4Front and each 4Front Indemnitee and hold them harmless from and against (a) any Loss attributable to any breach of or inaccuracy in any representation or warranty made in Section 3.12; (b) any Loss attributable to any breach or violation of, or failure to fully perform, any covenant, agreement, undertaking or obligation in Article VI; (c) all Taxes of the Company or relating to the business of the Company for all Pre-Closing Tax Periods, including Taxes resulting from, arising out of or relating to the transactions contemplated by the Brighton Distribution Agreement; (d) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which the Company (or any predecessor of the Company) is or was a member on or prior to the Closing Date by reason of a liability under Treasury Regulation Section 1.1502-6 or any comparable provisions of foreign, state or local Law; and (e) any and all Taxes of any person imposed on the Company arising under the principles of transferee or successor liability or by contract, relating to an event or transaction occurring before the Closing Date. In each of the above cases, together with any out-of-pocket fees and expenses (including attorneys’ and accountants’ fees) incurred in connection therewith, the Shareholder shall reimburse 4Front for any Taxes of the Company that are the responsibility of the Shareholder pursuant to this Section 6.03 within 10 Business Days after payment of such Taxes by 4Front or the Company.”

(h)       Section 6.04(b) (Tax Returns) of the Merger Agreement is hereby amended to include the following new final sentence:

“The Shareholder shall pay to 4Front Taxes shown to be due and owing on any Tax Returns with respect to Pre-Closing Tax Period at least five (5) days before the due date of such Taxes.”

(i)       Section 8.02 (Indemnification By The Shareholder) is hereby amended to include the following new clause (d):

“(d) the Company’s entry into the Brighton Distribution Agreement, the transactions contemplated thereby, and any and all matters arising out of or relating to any of the Distributed Assets.”

(j)       Exhibit A (Seller Note) of the Merger Agreement is hereby deleted.

2.            Miscellaneous.

(a)       Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Massachusetts or any other jurisdiction).

(b)       Entire Agreement. This Amendment, together with the Merger Agreement, constitutes the entire agreement of the parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

(c)       Reference to the Agreement. From and after the date hereof, each reference in the Merger Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import referring to the Merger Agreement, mean and are a reference to the Merger Agreement as amended by this Amendment.

(d)       No Other Modification. Except as expressly amended by the terms of this Amendment, all other terms of the Merger Agreement remain unchanged and in full force and effect.

(e)       Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Amendment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

COMPANY:

NEW ENGLAND CANNABIS CORPORATION, INC.

By: /s/ Kenneth V. Stevens

Name: Kenneth V. Stevens

Title: President

SHAREHOLDER:

By: /s/ Kenneth V. Stevens

Name: Kenneth V. Stevens

4FRONT:

4FRONT VENTURES CORP.

By: /s/ Leonid Gontmakher

Name: Leonid Gontmakher

Title: Chief Executive Officer

MERGER SUB:

4FRONT NECC ACQUISITION CO.

By: /s/ Leonid Gontmakher

Name: Leonid Gontmakher

Title: President

[Signature Page to First Amendment to Agreement and Plan of Merger]